Exhibit 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan
THQ/Investor Relations
818/871-5095

Liz Pieri
THQ/Media Relations
818/871-5061

THQ ANNOUNCES FINANCIAL RESULTS FOR THE QUARTER
AND STUB FISCAL YEAR ENDED MARCH 31, 2003

- - March Quarter Operating Results in Line with Guidance, Excluding Investment Write-Down - -

- - Company Reiterates Fiscal Year 2004 Guidance - -

CALABASAS HILLS, Calif. – May 7, 2003 – THQ Inc. (NASDAQ: THQI) today announced results for the quarter and ‘stub’ fiscal year ended March 31, 2003.  The stub fiscal year was created by THQ’s recent change from a calendar to a March 31 fiscal year end.

For the quarter ended March 31, 2003, THQ generated net sales of $66.8 million.  The company reported a net loss of $7.7 million, or $0.20 per share, including a non-cash charge of $1.8 million for an impairment charge related to its investment in Yuke’s Co., Ltd., a developer of THQ’s WWE wrestling games.  The charge resulted from an unanticipated decline in the price of Yuke’s Co., Ltd. stock, which is traded on the Nippon New Market, Japan.  Excluding the charge, the net loss was $5.8 million, or $0.15 per share, in line with the company’s guidance.

For the quarter ended March 31, 2002, THQ reported net income of $2.8 million, or $0.07 per diluted share, on net sales of $79.7 million.

“Overall, the March quarter results met our expectations,” said Brian Farrell, president and CEO, THQ.  “While sales were higher than expected, profit margins declined.  Factors contributing to the decline included lower gross margins in Europe and higher selling and marketing expenses primarily tied to support for our new releases during the quarter.”

Management Updates Financial Guidance

THQ is providing revised guidance for the first quarter of fiscal 2004 and reiterating guidance for the fiscal year ending March 31, 2004:

•                  For the first quarter of fiscal 2004, the company continues to anticipate net sales of between $75 million and $85 million.  THQ now expects a net loss in the range of $0.10 to $0.12 per

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share, reflecting approximately $0.02 per share to recognize E3 trade show expenses in the June quarter instead of throughout the fiscal year.

•                  For the fiscal year ending March 31, 2004, THQ continues to anticipate net sales in the range of $520 million to $530 million and net income of between $0.80 and $0.85 per diluted share.

“THQ’s outlook for fiscal 2004 remains on track with a product portfolio that caters to virtually every segment of the expanding gaming audience,” said Farrell.  “We are aggressively targeting gamers with new content created by both our internal studios and leading independent studios around the world.  These titles include Tak and the Power of JuJu, the product of our ‘videogame first’ agreement with Nickelodeon; Sphinx and the Shadow of Set™ from leading developer Eurocom; and Splashdown® Rides Gone Wild™ and MX Unleashed from THQ’s own Rainbow Studios.”

Farrell continued, “We will also release the first games from our multi-property agreement with Disney and Pixar.  Disney/Pixar’s Finding Nemo will release across every viable game system nearly three weeks in advance of the highly anticipated animated feature film - marking the first-ever, multi-platform interactive preview of a Disney/Pixar animated motion picture.  Finding Nemo complements our industry-leading catalog of proven mass-market franchises including SpongeBob SquarePants™, WWE®, Scooby-Doo!™ and HotWheels™.  We look forward to the continued success of these brands as the casual game audience continues to grow.”

Investor Conference Call:
THQ management will host an investor conference call today, May 7, 2003, at 2:00 p.m. PDT (5:00 p.m. EDT) to review the company’s financial results and operations for the quarter ended March 31, 2003 and discuss its future outlook. The call may be accessed by dialing (877) 316-2542 or (706) 679-0855 or by visiting the investor relations calendar on THQ’s Web site at http://www.thq.com/Corporate/IRCalendar/. The audio webcast will be available through May 21, 2003.

THQ (NASDAQ: THQI) is a leading independent publisher of interactive entertainment software worldwide.  The company develops its products for all popular game systems including the PlayStation® 2 computer entertainment system from Sony Computer Entertainment, the Xbox™ videogame system from Microsoft, Nintendo® GameCube™ and Game Boy® Advance, personal computers as well as wireless devices.   The THQ Web site is located at www.thq.com.  The THQ Wireless site is located at www.thqwireless.com. THQ is a registered trademark of THQ Inc.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the

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company’s expectations for net sales, net income and earnings per share for the June 30 quarter and 2004 fiscal year; and the company’s ability to realize expected revenues from investments in content and licenses.  These statements are based on current expectations, estimates and projections about THQ’s business based, in part, on assumptions made by its management.  These statements are not guarantees of THQ’s future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, those described above and the following: changes in demand for THQ’s products, including the original content and licensed content games referenced herein, product mix, the timing of product development, customer orders and deliveries, the impact of competitive products and pricing and difficulties encountered in the integration of acquired businesses.  In addition, such statements could be affected by growth rates and market conditions relating to the interactive software industry and general domestic and international economic conditions.  Specific information concerning these and other such factors is contained in the company’s annual report on Form 10-K for the year ended December 31, 2002.  A copy of this filing may be obtained by contacting THQ or the SEC.  The forward-looking statements contained herein speak only as of the date on which they are made, and THQ does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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(Tables Follow)

THQ Inc.

Fiscal Year Ended March 31, 2003 Earnings Announcement

Condensed Statements of Operations

(In thousands, except per share data)

Table 1

	Three Months Ended March 31,
	2003	2002
Net sales	$66,800	$79,682

Costs and expenses:
Cost of sales	26,378	33,680
License amortization and royalties	5,576	7,064
Software development amortization	12,018	10,800
Product development	9,730	7,646
Selling and marketing	14,294	9,759
Payment to venture partner	644	1,572
General and administrative	7,611	6,059
Total costs and expenses	76,251	76,580
Income (loss) from operations	(9,451)	3,102
Interest income, net	878	1,322
Other expenses	(2,403)	—
Income (loss) before income taxes	(10,976)	4,424
Income taxes	(3,290)	1,659
Net income (loss)	$(7,686)	$2,765
Net income (loss) per share – diluted	$(0.20)	$0.07
Shares used in per share calculation – diluted	38,319	41,725

The above table reflects our Condensed Statement of Operations in accordance with U.S. Generally Accepted Accounting Principles.

Reconciliation of Net Income to Net Earnings

(In thousands, except per share data)

Table 2

	Three Months Ended March 31,
	2003	2002
Net income (loss)	$(7,686)	$2,765

Yuke’s investment write-down	1,847	—

Non-GAAP net income (loss)	$(5,839)	$2,765

Non-GAAP net income (loss) per share – diluted	$(0.15)	$0.07
Shares used in per share calculation – diluted	38,319	41,725

The write down in Yuke’s represents a decline in the market value of Yuke’s share price on the Nippon New Market. Yuke’s is the developer for our WWE games on the Sony PlayStation 2 and Nintendo GameCube. Because of this strategic relationship between THQ and Yuke’s, we view the investment in Yuke’s as a long-term asset. Despite the decline in the share price of Yuke’s on the Nippon New Market, we believe the Yuke’s relationship continues to have significant value to THQ.

The reconciliation of U.S. GAAP net income (loss) to Non-GAAP net income (loss) excluding the write down in the Yuke’s investment is detailed in the above financial tables. We have excluded this write-down in Non-GAAP net income (loss) because it is considered “non-operational” in nature.  Non-GAAP net income (loss) excluding the write down is not a recognized measure for financial statement presentation under U.S. GAAP.  However, management believes that this information is useful for investors in evaluating our operational performance and for facilitating meaningful comparisons to prior periods.

THQ Inc.

Fiscal Year Ended March 31, 2003 Earnings Announcement

Table 3

Balance Sheets
(In thousands)

	March 31, 2003	December 31, 2002

ASSETS
Cash, cash equivalents and short-term investments	$216,011	$186,849
Accounts receivable – net	35,976	146,508
Inventory	24,339	24,362
Licenses	15,330	15,897
Software development	54,824	45,633
Deferred income taxes	—	1,334
Income taxes receivable	1,116	—
Prepaid expenses and other current assets	11,316	12,092
Total current assets	358,912	432,675
Property and equipment, net	16,408	16,103
Licenses – net of current portion	20,053	19,525
Software development – net of current portion	2,640	1,785
Deferred taxes, net of current portion	8,346	—
Goodwill – net	58,609	58,609
Other long term assets – net	7,981	9,163
Total assets	$472,949	$537,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$21,001	$41,148
Accrued expenses	20,766	38,393
Accrued royalties	22,894	30,215
Income taxes payable	—	2,331
Deferred income taxes	7,353	—
Total current liabilities	72,014	112,087
Accrued royalties – net of current portion	4,523	15,373
Deferred income taxes	—	1,534

Common stock	380	384
Additional paid-in capital	305,328	310,963
Accumulated other comprehensive income	1,497	624
Retained earnings	89,207	96,895
Total stockholders’ equity	396,412	408,866
Total liabilities and stockholders’ equity	$472,949	$537,860

THQ Inc.

Supplementary Tables

	Three Months Ended March 31,
	2003	2002
Platform Revenue Mix
PlayStation 2	37.2%	12.1%
PlayStation	10.1	11.7
Game Boy Advance	26.7	35.7
Game Boy Color	2.1	8.6
Game Cube	5.3	1.5
Nintendo 64	—	0.4
Xbox	1.8	21.1
PC	15.4	7.2
Other	1.4	1.7
	100.0%	100.0%

Geographic Revenue Mix
Domestic	84.8%	71.0%
Foreign	15.2	29.0
	100.0%	100.0%